EXHIBIT 10.1

THE DAVEY TREE EXPERT COMPANY

1987 INCENTIVE STOCK OPTION PLAN

 Plan Adopted by Board of Directors on April 20, 1987
Plan Approved by Shareholders on May 19, 1987

                              1. PURPOSE.  This 1987 Incentive Stock Option Plan (the "Plan") is designed to promote the interest of the Company by enabling the Company, by grant of options to purchase Common Shares of the Company, to retain and attract key employees for the Company and its affiliates, and to provide additional incentive to those employees through increased stock ownership in the Company.  Options granted under the Plan ("Options") shall be incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter further amended (the "Code"). The term "affiliates" where used in the Plan means subsidiary corporations as defined in Section 425 of the Code.

                              2. ADMINISTRATION.  The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall have full power and authority to construe and interpret the provisions and to supervise the administration of the Plan, and to grant Options under the Plan. No Director who shall have been eligible within a period of one year prior to his appointment to the Committee to participate in the Plan or any other plan of the Company entitling participants therein to acquire shares, stock appreciation rights, or options of the Company is entitled to serve on the Committee. All decisions and designations made by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members.

                              3. EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN.  Employees to whom options are granted shall be designated by the Committee. An Option may be granted to any full-time salaried key employee of the Company or of an affiliate, including any director or officer who is a key employee. An employee may hold more than one Option. No employee may, however, be granted incentive stock options under any and all stock option plans of the Company that become exercisable for the first time by the employee during any calendar year for shares that exceed an aggregate fair market value (determined on the date(s) of grant) of $100,000.

                              4. SHARES SUBJECT TO THE PLAN.  The aggregate number of Common Shares that may be delivered upon the exercise of all Options granted under the Plan may not exceed 100,000, subject, however, to adjustment as provided in Section 13. The Common Shares to be issued under the Plan shall be the Company's authorized Common Shares and may be unissued shares or treasury shares as the Committee, with the concurrence of the Board of Directors, may from time to time determine. To the extent the Company shall reacquire Common Shares for such purposes, shares may be reacquired at the time Options are exercised, or from time to time in advance, whenever the Board of Directors may deem their purchase advisable. If an option is surrendered or for any other reason ceases to be exercisable in whole or in part, the Common Shares that are subject to the Option, but as to which the option has not been exercised, shall again become available for offering under the Plan, subject to the limitations contained in the first sentence of this Section 4.

                              5. OPTION GRANTS.  Options granted under this Plan shall be deemed to be granted on the June 30 or December 31, whichever day occurs first, immediately preceding approval by the Committee of the granting of such Options.

                              6. OPTION PRICE.  The Option price under each option shall be determined by the Committee or by the Board of Directors. The option price shall be not less than 100% of the fair market value of the Common Shares subject to the option on the date the Option is granted, except that, if the optionee owns, at the time the Option is granted, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an affiliate, the Option price shall be not less than 110% of the fair market value of the shares on the date the Option is granted. For purposes of the Plan, "fair market value" of shares shall be, with respect to Options deemed to be granted on December 31, the fair market value established by the trustee of the Company's Employee Stock Ownership Trust ("ESOP Trustee") on that December 31, and with respect to Options deemed to be granted on June 30, the fair market value established by the ESOP Trustee on that June 30.

                              7. NOTICE OF GRANT OF OPTION.  Promptly after the Committee grants any Option to an employee, the Committee shall cause the employee to be notified of the fact that the Option has been granted and of the terms of the Option.

                              8. EXERCISE OF OPTIONS.  No Option granted under the Plan may be exercised prior to the completion of one year of continuous employment with the Company or an affiliate after the date of grant, unless an Option is accelerated as provided in Section 10(b), and under no circumstances later than the expiration date of the Option. An Option may be exercised only while the optionee is in the employ of the Company or an affiliate, except as otherwise provided in Section 9 or as may be permitted pursuant to substitute Options granted under Section 14. An option shall become exercisable at such time or times, in whole or in part, on a cumulative or non-cumulative basis, as the Committee may determine at the time the Option is granted. No fraction of a share may be purchased upon exercise of an Option.

                              9. EXERCISE OF OPTIONS AFTER TERMINATION OF EMPLOYMENT.  Subject to the provision found in Section 8, that under no circumstances may an Option be exercised later than the expiration date of the Option, an Option may be exercised after termination of the optionee's employment only in the following situations:

                              (a)  If the termination of employment is due to retirement under the applicable retirement plan or policy of the Company or an affiliate, the optionee shall have the right within the period of three months next following the date of termination to purchase all or any part of the Common Shares that he would have been entitled to purchase if he had exercised his Option on the date of termination.

                              (b)  Upon the termination of employment of an optionee due to permanent and total disability or the death of an optionee while in the employ of the Company or a subsidiary or within the three-month period referred to in paragraphs (a) and (c) of this Section 9, the optionee or the optionee's estate, personal representative, or beneficiary shall have the right to exercise the Option in whole or in part within one year after the date of termination or the optionee's death.

                              (c)  if the termination of employment is due to any reason other than the optionee's retirement as specified in (a) above or the optionee's permanent and total disability or death as specified in (b) above, the optionee may, provided the Committee or the Board of Directors consents, exercise the Option in whole or in part within the period of three months after the date of termination of employment.

                               10. TERMINATION OF OPTIONS.

                              (a)  An Option granted under the Plan shall terminate, and the right of the optionee (or his estate, personal representative, or beneficiary)
            to-purchase shares upon exercise of the Option shall expire, on the date determined by the Committee at the time the option is granted. No Option, however, may have a life of more than ten years after the date on which it is granted, and, in the case of an optionee who owns, at the time the Option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, no option may have a life of more than five years after the date on which it is granted.

                              (b)  In the event of a proposed lease, sale, or other disposition of all or substantially all of the assets of the Company to other corporations, firms, or individuals or a proposed merger, consolidation, combination
             (as defined in Section 1701.01(Q), Ohio Revised Code), or majority share acquisition (as defined in Section 1701.01(R), Ohio Revised Code)
            involving the Company and as a result of which the holders of shares of the Company prior to the transaction would become, by reason of the transaction, the holders of such number of shares of the surviving or acquiring corporation as entitle them to exercise less than one-third of the voting power of the surviving or acquiring corporation in the election of directors, the Board of Directors of the Company may accelerate the date on which any outstanding Option or any portion of an outstanding Option becomes exercisable. If the Board of Directors so accelerates the date (i) the Board of Directors shall give the optionee written notice of the acceleration and the reasons therefor; (ii) the optionee may, not more than ten days prior to the anticipated effective date of the proposed transaction, exercise the Option to purchase any or all shares then subject to the Option; (iii) any such exercise shall be conditioned upon the consummation of the transaction and shall become effective immediately prior to the consummation date, in which event the employee need not make payment for the shares to be purchased upon exercise of the option until five days after written notice by the Company to the employee that the transaction has been consummated; (iv), if the proposed transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of the consummation, and (v), if the proposed transaction is abandoned, the shares then subject to the Option shall continue to be available for purchase in accordance with the other provisions of the Plan, and any acceleration of the date on which any outstanding Option, or part thereof, becomes exercisable shall be deemed to have been rescinded. in addition to the foregoing, the Committee may authorize the purchase by the Company, from the optionee, of options previously granted to any person who, at the time of any transaction described in the first sentence of this paragraph (b) of Section 10, is a director or officer of the Company for a price equal to the difference between the consideration per share payable pursuant to the terms of the transaction and the option price.

                              (c)  If, at the meeting of shareholders of the Company next following the date on which the Board of Directors adopts the Plan, the shareholders do not approve the Plan, any Option theretofore granted shall, forthwith upon the final adjournment of the meeting of shareholders, become null and void.

                              11. NOTICE OF EXERCISE; PAYMENT FOR COMMON SHARES.  No certificate for Common Shares purchased upon exercise of an option shall be delivered until full payment of the purchase price for the Common Shares has been made. An employee to whom an option has been granted shall have none of the rights of a shareholder with respect to the Common Shares subject thereto until the Option is exercised by delivery of written notice of exercise to the Company. Following exercise of the Option, the employee shall have all of the rights of a shareholder with respect to the Common Shares purchased upon the exercise, except that he shall not have the right to vote the shares or to receive dividends with respect thereto until payment therefore has been made in full. Payment of the Option price must be made only in cash.

                              12. ASSIGNABILITY.  Except as otherwise provided in Section 9(b), an Option granted under this Plan shall not be transferred and may be exercised only by the employee to whom granted. Each employee to whom an Option is granted, by accepting the Option, agrees with the Company that, in the event the Company merges into, consolidates with, or sells or otherwise transfers all or a substantial part of its assets to another corporation, he will consent to the assumption of the Option, or accept a new incentive stock option in substitution therefore, if the Committee or the Board of Directors requests him to do so and the option is not otherwise terminated in accordance with the provisions of Section 10(b).

                              13. ADJUSTMENTS UPON CHANGES IN SHARES.  In the event of any change in the Common Shares subject to the Plan or to any option granted under the Plan by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up, combination, or exchange of shares, or other change in the corporate structure of the Company, the aggregate number of shares as to which options may thereafter be granted under the Plan, the number of shares subject to each outstanding option, and the option price with respect to the shares shall be appropriately adjusted by the Board of Directors.

                              14. SUBSTITUTE OPTIONS.  The Board of Directors may grant Options in substitution for, or upon the assumption of, options granted by another corporation that is merged into, consolidated with, or all or a substantial part of the assets or stock of which is acquired by the Company or a subsidiary. Subject to the limit in Section 4 on the number of shares that may be delivered upon the exercise of options granted under the Plan, the terms and provisions of any options granted under this Section 14 may vary from the terms and provisions otherwise specified in the Plan and may, instead, correspond to the terms and provisions of the options granted by the other corporation.

                              15. PURCHASE FOR INVESTMENT.  Each employee exercising an option may be required by the Company, in its sole discretion, to give a representation that he is acquiring the shares other than with a view to the distribution thereof. The Company may release any investment representation obtained if it subsequently determines that the representation is no longer required to insure that a sale or other disposition of the shares would not involve a violation of the provisions of the Securities Act of 1933, as amended, or of applicable state blue sky laws.

                              16. COMPLIANCE WITH SECURITIES LAWS AND EXCHANGE REQUIREMENTS. No certificate for shares shall be delivered upon exercise of an Option until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Ohio Securities Act, as amended, any applicable state blue sky laws, and with the requirements of any exchange on which the Common Shares may, at the time, be listed.

                              17. DURATION AND TERMINATION OF THE PLAN.  The Plan shall remain in effect until April 20, 1997, and shall then terminate, unless terminated at an earlier date by action of the Board of Directors. Except as provided in Section 19, termination of the Plan shall not affect Options granted prior thereto.

                              18. AMENDMENT OF THE PLAN.  The Board of Directors may alter or amend the Plan from time to time prior to its termination, except that, without shareholder approval, no amendment may increase the aggregate number of shares with respect to which Options may be granted (other than in accordance with the provisions of Section 13), reduce the option price at which options may be exercised (other than in accordance with the provisions of Section 13), extend the time within which options may be granted or exercised, or change the requirements relating to eligibility or to administration of the Plan. Except for adjustments made in accordance with the provisions of Section 13, the Board of Directors may not, without the consent of the holder of the Option, alter or impair any Option previously granted under the Plan.

                              19. SHAREHOLDER APPROVAL.  Approval of the Plan must be obtained by no later than June 30, 1987, by the affirmative vote of the holders of shares of the Company entitling them to exercise at least a majority of the voting power on the approval. Options may be granted prior to approval of the Plan by shareholders, but no option may be exercised until after the Plan has been approved by shareholders.